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                                                               EXHIBIT 4.1
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   [Number]                    [XACCT LOGO]                    [Shares]
    [EBS]              [XACCT Technologies Ltd.-TM]

  Incorporated under                                     CUSIP M98650 10 0
 the laws of the                                         SEE REVERSE FOR CERTAIN
 State of Israel                                         DEFINITIONS

           THIS CERTIFIES THAT
                              -------------------------




           IS THE RECORD HOLDER OF
                 VOTING ORDINARY SHARES OF A NOMINAL VALUE OF NIS 0.04 PER SHARE
                                    XACCT Technologies Ltd.
  This Certificate and the shares hereby are issued and shall be held subject to all of the provisions of the Memorandum and the Articles of Association of the Company as amended from time to time. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. IN WITNESS WHEREOF the Company has caused this Certificate to be signed in facsimile by its duly authorized officers and a facsimile of its corporate seal.

  Dated:

  Countersigned and Registered
  AMERICAN STOCK TRANSFER & TRUST COMPANY

   BY    [New York, NY]        Transfer Agent and Registrar Authorized Signature


                           [XACCT Technologies Ltd.]
                                [CORPORATE SEAL]

    SECRETARY                              CHIEF EXECUTIVE OFFICER AND PRESIDENT
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             Security-Columbian United States Banknote Corporation